21.1     Subsidiaries of the Registrant

         As of December 31, 2004, Pacific CMA has the following subsidiaries:

Name of Company              Principal Activities       Place of Incorporation        Equity Interest Owned by
                                                                                             the Company
----------------------------------------------------------------------------------------------------------------
                                                                                      Directly       Indirectly
                                                                                      --------       ----------
Pacific CMA International    Investment Holdings        Colorado, USA                   100%             --
LLC

AGI Logistics (HK) Ltd.      Freight Forwarding         Hong Kong                       100%             --

AGI China Ltd.               Freight Forwarding         Hong Kong                        --              100%

Shenzhen Careship            Freight Forwarding         Hong Kong                        --              100%
International
Transportation Ltd.

Airgate International        Freight Forwarding         New York, USA                    --               81%
Corporation (New York)

Airgate International        Freight Forwarding         Illinois, USA                    --               81%
Corporation (Chicago)

Paradigm International Inc.  Freight Forwarding         Florida, USA                     --              100%

AGI Freight Singapore Pte    Freight Forwarding         Singapore                        --               60%
Ltd.